UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:
Justin W. Chairman, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5061	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

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On November 5, 2013, RCM Technologies, Inc., a Nevada corporation (“RCM” or the “Company”), issued a press release in connection with its solicitation of proxies to be used at the Company’s 2013 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”).

Press Release Dated November 5, 2013

Attached hereto as Exhibit 1 is RCM’s press release, dated November 5, 2013, which announced the mailing of a letter from RCM’s Lead Independent Director, Mr. Robert B. Kerr, on behalf of all the independent directors of RCM, to Bradley S. Vizi of Legion Partners Asset Management, LLC.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting.  RCM filed a definitive proxy statement with the SEC on October 30, 2013 (the “RCM Proxy Statement”) in connection with the solicitation of proxies for the 2013 Annual Meeting.

STOCKHOLDERS ARE URGED TO READ THE RCM PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is or will be set forth in the RCM Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. Such information can also be found in the following filings with the SEC:

•      RCM’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed with the SEC on February 21, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on April 26, 2013;

•      RCM’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 30, 2013, filed with the SEC on May 10, 2013, for the fiscal quarter ended June 29, 2013, filed with the SEC on August 8, 2013, and for the fiscal quarter ended September 28, 2013, filed with the SEC on October 31, 2013;

•      RCM’s Current Reports on Form 8-K filed with the SEC on January 31, 2013, March 12, 2013, May 29, 2013, October 1, 2013, October 21, 2013, and October 30, 2013; and

•      The RCM Proxy Statement, filed with the SEC on October 30, 2013.

To the extent holdings of RCM’s securities have changed since the amounts shown in the RCM Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the RCM Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ  08109. In addition, copies of the proxy materials may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM’S LEAD INDEPENDENT DIRECTOR RESPONDS

TO LETTER FROM THE LEGION GROUP

Independent Directors Question Coincidental Timing and Motivation of Legion’s Letter

Pennsauken, NJ — November 5, 2013 — RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology, engineering and specialty healthcare services, today announced that its Lead Independent Director, Robert B. Kerr, has responded, on behalf of all of RCM’s independent directors, to a letter they received from Bradley S. Vizi of Legion Partners Asset Management, LLC, on Friday, November 1, 2013. Legion Partners is currently leading a dissident stockholder group that is pursuing a proxy contest to elect its two handpicked nominees, Mr. Vizi and Roger H. Ballou, to the Board of Directors of RCM at RCM’s 2013 Annual Meeting of Stockholders (“2013 Annual Meeting”) to be held on Thursday, December 5, 2013, at 6:00 p.m., at the offices of Morgan, Lewis & Bockius LLP in Philadelphia, Pennsylvania. RCM has established October 18, 2013 as the record date for stockholders entitled to vote at the 2013 Annual Meeting.

RCM’s Board of Directors unanimously recommends that stockholders vote to elect RCM’s highly-qualified and very experienced director nominees — Robert B. Kerr and Michael E.S. Frankel — by voting the WHITE proxy card by telephone, Internet or mail.

RCM strongly urges stockholders to vote only the WHITE proxy card and discard the Gold proxy card they may receive from the dissident stockholder group led by Legion Partners Asset Management LLC and reject their attempt to pursue their self-interested and undisclosed agenda.

The full text of the letter from RCM’s Lead Independent Director, on behalf of all the RCM independent directors, is included below:

November 5, 2013

VIA ELECTRONIC MAIL

Mr. Bradley S. Vizi

Managing Director

Legion Partners Asset Management, LLC

1247 Stoner Avenue, No. 207

Los Angeles, California 90025

Dear Mr. Vizi:

As the Lead Independent Director of RCM Technologies, Inc. (“RCM” or the “Company”), and on behalf of the independent members of the RCM Board of Directors (the “Board”), I am writing to respond to your letter dated November 1, 2013.

In your letter, you question the accuracy of disclosure contained in a proxy statement prepared 15 years ago for RCM’s 1998 annual of meeting of stockholders. Specifically, you have questioned the accuracy of the disclosure contained in the proxy statement regarding the educational background of our CEO. The independent members of the Board, meeting in executive session, have reviewed and discussed your letter and made inquiries of those individuals with information relevant to the questions you have raised, including, but not limited to, our CEO. Following our review and discussion of your letter and information that we obtained as a result of our inquiries, the independent members of the Board have concluded that the 1998 proxy statement’s description of our CEO’s educational background was inaccurate and that, after it was discovered subsequent to the filing of the 1998 proxy statement, the inaccurate disclosure was not repeated in subsequent proxy statements. We believe the error was immaterial and note that, subsequent to 1998, like many other public companies, RCM enhanced its internal disclosure controls to reduce the risk of future errors in our public disclosures. While we believe we have obtained and reviewed all information pertinent to the questions raised by your letter, and made all necessary or appropriate inquiries, if you have any additional information that you believe we should consider, we request that you promptly provide us with such information.

I was honored when our Board asked me to serve as Lead Independent Director. I believe it is an important leadership and governance role and it is a role that I take very seriously. As such, I am obligated to ensure that your letter is given thoughtful and serious consideration by the independent members of the Board.  I can confirm that we have done just that. Nevertheless, it seems far from a credible coincidence that your letter followed on the very same day that RCM mailed its proxy materials to our stockholders in connection with our 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), proxy materials that included a letter questioning whether you have the appropriate qualifications and experience to serve on our Board. RCM’s letter to our stockholders makes clear that, at 29 years of age, you have no public company board or management experience and have never been directly involved in implementing strategies to enhance long-term stockholder value or in fulfilling the important fiduciary duties owed to stockholders by the directors of a public company. I also understand that you have no experience in the information technology, engineering or health care industries. In addition, I am also aware that, during settlement discussions with our management to avoid a proxy contest at the 2013 Annual Meeting, you demanded that (i) we delay our Board’s declassification to 2014 so that you and your fellow nominee, Roger H. Ballou, could “entrench” yourselves on our Board until RCM’s 2016 Annual Meeting of Stockholders and (ii) we pay your group up to $250,000, which you would like us to believe is for “reimbursement of expenses.”

It is also extremely ironic that you would raise a concern about an error that was contained in a proxy statement that RCM filed 15 years ago when the proxy statement that you and the other members of your dissident stockholder group, including Mr. Ballou, Michael F. O’Connell and Christopher S. Kiper, filed with the U.S. Securities and Exchange Commission (the “SEC”) only a week ago contained what we strongly believe to be numerous false and misleading statements. We also understand that, in numerous instances, you made statements in your recent proxy statement filings that we believe were so false and misleading that you were required to revise your proxy statement a number of times at the request of the SEC. We believe that your actions and those of Mr. Ballou and the other members of your dissident stockholder group in attempting to mislead our stockholders with false and misleading statements, including those included in filings made with the SEC, is deeply disappointing and regrettable. Our Board takes very seriously our duty to protect our stockholders from attempts to mislead them with information we believe is false and misleading.

If there was, prior to receiving your letter, any doubt in the minds of any of the independent members of our Board as to our belief that you are not qualified to serve on our Board and that your election to our Board would not be in our stockholders’ best interests, your letter, its non-coincidental timing and the obvious inappropriate motivation that surrounds its transmittal have eliminated any such doubt. It seems quite obvious how, after our Board and management spent close to two years attempting to constructively engage with you and your dissident stockholder group through numerous meetings and telephone calls, you “suddenly” became aware of an error in a proxy statement filed 15 years ago. Clearly, you have deliberately engaged in a “fishing expedition” looking for “a hammer” (to use a metaphor you have yourself employed to describe how you would like to treat our Board) to use to bring pressure to bear on our Board and cause us to unduly question the integrity of an individual who has served RCM with steadfast dedication and commitment for over two decades and is largely responsible for our share price having increased by approximately 587% during the five years ended October 30, 2013, dramatically outperforming the S&P 500 during that same period. While as Lead Independent Director I am deeply mindful of the duties of the independent members of the Board to give thoughtful and serious consideration to legitimate concerns that are raised by our stockholders, we refuse to be bullied by your thinly-veiled threats and unseemly efforts to unjustifiably tarnish the reputations of individuals who tirelessly commit themselves to growing stockholder value for the benefit of all RCM stockholders and, unlike you and the other members of the Legion Group, lack any undisclosed self-interested agenda to act in ways that might not be in the best interests of all RCM stockholders.

We are confident that our stockholders will not be distracted by your intimidation and bullying tactics from focusing on the true issues of this proxy contest, which are whether to allow RCM to continue to build on its strong record of increasing stockholder value by approximately 587% over the past five years and, since 2010, returning close to $20 million in value to our stockholders without compromising our strong balance sheet, financial flexibility and strategic growth trajectory; or allow you and the members of your dissident stockholder group to advance your undisclosed and self-interested agenda.

Sincerely,

/S/ ROBERT B. KERR

Robert B. Kerr
Lead Independent Director

cc:   RCM Independent Directors:

Maier O. Fein

Richard D. Machon

Lawrence Needleman

S. Gary Snodgrass

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

Forward-Looking Statements

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company’s ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting. RCM filed a definitive proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting on October 30, 2013 (the “2013 Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. Such information can also be found in RCM’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed with the SEC on February 21, 2013 and as amended on April 26, 2013, RCM’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2013, filed with the SEC on May 10, 2013, RCM’s Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2013, filed with the SEC on August 8, 2013 and RCM’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2013, filed with the SEC on October 31, 2013. To the extent holdings of RCM’s securities have changed since the amounts shown in the 2013 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the 2013 Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin D. Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ  08109. In addition, copies of the proxy materials, when available, may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.